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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-193380 and 333-192721) and Form S-8 (File Nos. 333-180085, 333-144355, 333-144369, 333-167445, and 333-171127) of our reports dated November 10, 2015, relating to (i) the consolidated financial statements and financial statement schedule of TE Connectivity Ltd. and subsidiaries and (ii) the effectiveness of TE Connectivity Ltd. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K of TE Connectivity Ltd. and subsidiaries for the fiscal year ended September 25, 2015.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 10, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM